                                                                 EXHIBIT 10.168


--------------------------------------------------------------------------------



                           PURCHASE AND SALE AGREEMENT


                                      among


                               MAXTOR CORPORATION,

                     as an Originator and initial Servicer,


                   CERTAIN SUBSIDIARIES OF MAXTOR CORPORATION
                          THAT MAY BECOME PARTY HERETO,

                                 as Originators


                                       and


                         MAXTOR RECEIVABLES CORPORATION,

                            as the Initial Purchaser




                            Dated as of July 31, 1998







--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



                                                                                          PAGE
                                                                                          ----

        ARTICLE I
                             AMOUNTS AND TERMS OF THE PURCHASES .............................4

        SECTION 1.1.         Agreement to Purchase and Sell..................................4
        SECTION 1.2.         Timing of Purchases.............................................5
        SECTION 1.3.         No Recourse.....................................................5
        SECTION 1.4.         True Sales......................................................6
        SECTION 1.5.         Consideration for Purchases.....................................6
        SECTION 1.6.         Initial Purchaser Agreement to Make Demand Loans ...............6
        SECTION 1.7.         Addition of Originators.........................................7

        ARTICLE II
                             CALCULATION OF PURCHASE PRICE                                   7

        SECTION 2.1.         Calculation of Purchase Price...................................7

        ARTICLE III
                             PAYMENT OF PURCHASE PRICE ......................................9

        SECTION 3.1.         The Initial Purchase Price Payment..............................9
        SECTION 3.2.         Purchase Price Payments........................................10
        SECTION 3.3.         Deemed Collections, Etc........................................11
        SECTION 3.4.         Payments and Computations, Etc.................................12

        ARTICLE IV
                             CONDITIONS TO PURCHASES .......................................12

        SECTION 4.1.         Conditions Precedent to Initial Purchase.......................12
        SECTION 4.2.         Conditions Precedent to All Purchases..........................14
        SECTION 4.3.         Certification as to Representations and Warranties. ...........14
        SECTION 4.4.         Effect of Payment of Purchase Price............................14

        ARTICLE V
                             REPRESENTATIONS AND WARRANTIES ................................15

        SECTION 5.1.         Representations and Warranties.................................15

        ARTICLE VI
                             COVENANTS .....................................................18

        SECTION 6.1.         Affirmative Covenants..........................................18
        SECTION 6.2.         Negative Covenants.............................................19
        SECTION 6.3.         Separate Existence.............................................20



                                      (i)

        ARTICLE VII
                             INDEMNIFICATION................................................20
        SECTION 7.1.         Indemnities by the Originators.................................20
        SECTION 7.2.         Contribution...................................................22
        SECTION 7.3.         After-Tax Basis................................................23

        ARTICLE VIII
                             ADMINISTRATION AND COLLECTIONS; ADDITIONAL RIGHTS AND
                             OBLIGATIONS IN RESPECT OF THE POOL RECEIVABLES.................23
        SECTION 8.1.         Servicing of Pool Receivables and Related Rights. .............23
        SECTION 8.2.         Rights of the Initial Purchaser; Enforcement Rights. ..........23
        SECTION 8.3.         Responsibilities of the Originator.............................24
        SECTION 8.4.         Further Action Evidencing Purchases............................25

        ARTICLE IX
                             MISCELLANEOUS .................................................26
        SECTION 9.1.         Amendments, Etc................................................26
        SECTION 9.2.         Notices, Etc...................................................26
        SECTION 9.3.         Acknowledgment and Consent.....................................26
        SECTION 9.4.         Binding Effect; Assignability..................................27
        SECTION 9.5.         Costs, Expenses and Taxes......................................28
        SECTION 9.6.         No Proceedings; Limitation on Payments.........................28
        SECTION 9.7.         GOVERNING LAW AND JURISDICTION.................................28
        SECTION 9.8.         Execution in Counterparts......................................29
        SECTION 9.9.         Survival of Termination........................................29
        SECTION 9.10.        WAIVER OF JURY TRIAL...........................................29
        SECTION 9.11.        Entire Agreement...............................................29
        SECTION 9.12.        Headings.......................................................30



                                      (ii)

SCHEDULE I            LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

SCHEDULE 9.2          ADDRESSES

EXHIBIT A             FORM OF PURCHASE REPORT

EXHIBIT B             FORM OF INITIAL PURCHASER NOTE

EXHIBIT C             FORM OF ORIGINATOR NOTE





                                     (iii)

                           PURCHASE AND SALE AGREEMENT


        This PURCHASE AND SALE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of July 31, 1998, between MAXTOR CORPORATION, a Delaware corporation ("Maxtor" or, together with the other Persons who may become parties hereto pursuant to Section 1.7, an "Originator"), as seller and as initial Servicer, and MAXTOR RECEIVABLES CORPORATION, a California corporation, as initial purchaser (the "Initial Purchaser").


                                   DEFINITIONS

        Unless otherwise defined herein or the context otherwise requires, certain terms that are used throughout this Agreement (including the Exhibits hereto) are defined in Appendix A to the Receivables Purchase Agreement, dated as of even date herewith, among the Initial Purchaser, as Seller, Maxtor, as the initial Servicer, Blue Keel Funding, LLC, as Purchaser, and Fleet National Bank, as Administrator (as the same may be amended, modified or supplemented from time to time, the "Receivables Purchase Agreement"). Any reference to "this Agreement" or "the Purchase and Sale Agreement", including any such reference in any Exhibit hereto, shall mean this Agreement in its entirety, including the Exhibits and other attachments hereto, as amended, modified or supplemented from time to time in accordance with the terms hereof.

        Available Funds shall have the meaning assigned to such term in Section 3.2(a) hereof.

        Contributed Receivables shall have the meaning assigned to such term in
Section 1.2(b) hereof.

        Cost Discount shall have the meaning assigned to such term in Section
2.1 hereof.

        Cost Rate shall have the meaning assigned to such term in Section 2.1 hereof.

        Deemed Collection means amounts payable by an Originator pursuant to
Section 3.3.

        Earned Discount Rate Percentage shall be equal to a fraction (expressed as a percentage) (x) the numerator of which is the sum of the products obtained by multiplying (A) each Earned Discount Rate applicable to any portion of the Asset Interest as of the first day of such Settlement Period, times (B) the amount of the Capital (or portion thereof) to which such Earned Discount Rate applied on such first day, and (y) the denominator of which is the Capital on such first day.

        Fair Market Value Discount Factor shall have the meaning assigned to such term in Section 2.1 hereof.

        Ineligible Receivable shall have the meaning assigned to such term in
Section 3.3(b) hereof.

        Initial Closing Date shall have the meaning assigned to such term in
Section 1.2(a) hereof.

        Initial Contributed Receivables shall have the meaning assigned to such term in Section 1.1(b) hereof.

        Initial Cut-Off Date means the Business Day immediately preceding the Initial Closing Date.

        Initial Purchaser Note shall have the meaning assigned to such term in
Section 3.1 hereof.

        LIBO Rate shall have the meaning assigned to such term in Section 2.1 hereof.

        Loss Discount shall have the meaning assigned to such term in Section
2.1 hereof.

        Originator Loan shall have the meaning assigned to such term in Section
1.6 hereof.

        Originator Note shall have the meaning assigned to such term in Section 1.6(a) hereof.

        Payment Day means (i) the date hereof and (ii) each Business Day thereafter that an Originator is open for business.

        Purchase Price shall have the meaning assigned to such term in Section
2.1 hereof.

        Purchase Report shall have the meaning assigned to such term in Section
2.1 hereof.

        Related Rights shall have the meaning assigned to such term in Section 1.1(a) hereof.

        Sale Indemnified Amounts shall have the meaning assigned to such term in
Section 7.1 hereof.

        Sale Indemnified Party shall have the meaning assigned to such term in
Section 7.1 hereof.

        Sale Termination Date shall be the Purchase Termination Date under the Receivables Purchase Agreement.

        Seller Material Adverse Effect means, with respect to any event or circumstance:

                 (i) an effect on the assets, business, financial condition or operations of Maxtor and its Subsidiaries, taken as a whole, which could reasonably be expected to have a material adverse effect on the creditworthiness of Maxtor;

                (ii) a material adverse effect on the ability of any Originator to perform its obligations under this Agreement or any other Transaction Document to which such Originator, in its capacity as such, is a party;

               (iii) a material adverse effect on the validity or enforceability as against any Originator of this Agreement or any other Transaction Document to which any Originator, in its capacity as such, is a party;

                (iv) a material adverse effect on the status, existence, perfection, priority or enforceability of the Initial Purchaser's interest in the Receivables Pool and the Related Rights; or

                 (v) a material adverse effect on the validity, enforceability or collectibility of a material portion of the Receivables Pool.



                             PRELIMINARY STATEMENTS

        .1.     The Initial Purchaser is a limited purpose corporation, all of the issued and outstanding shares of capital stock of which are wholly owned by Maxtor.

        .2.     Each Originator wishes to sell Receivables that it now owns and from time to time hereafter will own to the Initial Purchaser, and the Initial Purchaser is willing, on the terms and subject to the conditions contained in this Agreement, to purchase such Receivables from such Originator at such time.

        .3.     The Initial Purchaser has entered into the Receivables Purchase
Agreement, pursuant to which, among other things, the Initial Purchaser may sell to the Administrator, for the benefit of Purchaser, undivided interests in the Receivables and certain Related Rights.

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                       AMOUNTS AND TERMS OF THE PURCHASES

        SECTION I.1. Agreement to Purchase and Sell.

        (a) On the terms and conditions hereinafter set forth, and in consideration of the Purchase Price, each Originator agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from such Originator, at the times set forth in Section 1.2, but prior to the Sale Termination Date, all of such Originator's right, title, and interest in and to:

               (i) each Receivable (other than Initial Contributed Receivables) of such Originator that existed and was owing to such Originator as of the close of such Originator's business on the Initial Cut-Off Date, in the case of Maxtor, or on the Business Day immediately preceding the day on which such Originator became a party hereto pursuant to Section 1.7 in the case of each other Originator;

               (ii) each Receivable (other than Contributed Receivables) created or originated by such Originator from the close of such Originator's business on the Initial Cut-Off Date, in the case of Maxtor, or on the Business Day immediately preceding the day on which such Originator became a party hereto pursuant to Section 1.7 in the case of each other Originator, to and including the Sale Termination Date;

               (iii) all rights to, but not the obligations under, all related Contracts and all Related Security with respect thereto;

               (iv) all monies due or to become due with respect to the foregoing;

               (v)  all books and records related to any of the foregoing;

               (vi) all Lock-Box Accounts, all amounts on deposit therein and all related agreements between such Originator and the Lock-Box Banks, in each case to the extent constituting or representing items described in paragraph (vii) below; and

               (vii) all Collections in respect of, and other proceeds of, Receivables or any other of the foregoing (as defined in the UCC) received on or after the Initial Cut-Off Date, in the case of Maxtor, or on the Business Day immediately preceding the day on which such Originator became a party hereto pursuant to Section 1.7 in the case of each other Originator, including, without limitation, all funds which either are received by such Originator, the Initial Purchaser or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including, without limitation, insurance payments, if any, that such Originator or the Servicer applies in the ordinary course of its business to amounts owed in respect of any Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon).

All purchases and capital contributions hereunder shall be made without recourse, but shall be made pursuant to and in reliance upon the representations, warranties and covenants of the Originators set forth in each Transaction Document. The proceeds and rights described in subsections (iii) through (vii) of this Section 1.1(a) are herein collectively called the "Related Rights".

        (b) Agreement to Contribute. In consideration of the capital stock of the Initial Purchaser issued to Maxtor, Maxtor contributed an undivided five percent (5%) interest in Maxtor's right, title and interest in, to and under the Receivables existing on April 8, 1998 pursuant to the Receivables Contribution and Sale Agreement dated as of April 8, 1998, between Maxtor, as seller, and the Initial Purchaser, as buyer, which amount is reflected on the balance sheet of the Initial Purchaser as of the date hereof as stockholder's equity in the amount of $16,236,550 (the "Initial Contributed Receivables"). Maxtor agrees to contribute, and does hereby contribute to the Initial Purchaser, and the Initial Purchaser does hereby accept, from Maxtor, all of Maxtor's right, title and interest in and to all other Contributed Receivables contributed to the Initial Purchaser from time to time.

        SECTION I.2. Timing of Purchases.

        (a) Initial Closing Date Purchase. On the date of the first Purchase under the Receivables Purchase Agreement (the "Initial Closing Date") Maxtor shall sell to the Initial Purchaser, and the Initial Purchaser shall purchase, pursuant to Section 1.1, Maxtor's entire right, title and interest in (i) each Receivable that existed and was owing to Maxtor as of the close of Maxtor's business on the Initial Cut-Off Date, and (ii) all Related Rights with respect thereto. Maxtor acknowledges and confirms that the Receivables repurchased by the Initial Purchaser under the Repurchase Agreement on the Initial Closing Date are owned by the Initial Purchaser, free and clear of any Lien or claim of Maxtor.

        (b) Regular Purchases and Contributions. After the Initial Closing Date, and continuing until the Sale Termination Date, each Receivable described in
Section 1.1(a)(ii) hereof, and all the Related Rights with respect thereto, created or originated by each Originator shall be sold or contributed by such Originator to the Initial Purchaser (without any further action) upon the creation or origination of such Receivable. All such Receivables, other than those Receivables indicated on a Purchase Report as having been contributed by the related Originator to the Initial Purchaser (such other Receivables, together with the Initial Contributed Receivables, the

"Contributed Receivables"), shall be sold to the Initial Purchaser on such date; all Contributed Receivables shall be contributed by the related Originator to the Initial Purchaser on such date.

        SECTION I.3. No Recourse. Except as specifically provided in this Agreement, the purchase and sale of Pool Receivables and Related Rights under this Agreement shall be without recourse to the related Originator; provided that each Originator shall be liable to the Initial Purchaser for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of this Agreement, it being understood that such obligation of such Originator will not arise on account of the failure of the Obligor for credit reasons to make any payment in respect of a Pool Receivable.

        SECTION I.4. True Sales.

        (a) Each of the Initial Purchaser and each Originator intend the transactions hereunder to constitute true sales (or in the case of Contributed Receivables, conveyances in the form of capital contributions) of Pool Receivables and the Related Rights by such Originator to the Initial Purchaser providing the Initial Purchaser with the full benefits of ownership thereof, and no party hereto intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, a loan from the Initial Purchaser to Maxtor.

        (b) In the event (but only to the extent) that the conveyance of Pool Receivables and Related Rights hereunder is characterized by a court or other governmental authority as a loan rather than a sale or contribution, each Originator shall be deemed hereunder to have granted to the Initial Purchaser, and each Originator hereby grants to the Initial Purchaser, effective as of the Initial Closing Date, a security interest in all of such Originator's right, title and interest in, to and under all of the Pool Receivables and Related Rights originated by it, whether now or hereafter owned, existing or arising. Such security interest shall secure all of such Originator's obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent. The Initial Purchaser shall have, with respect to the property described in this Section 1.4(b), and in addition to all the other rights and remedies available to the Initial Purchaser under this Agreement and applicable law, all the rights and remedies of a secured party under the UCC, and this Agreement shall constitute a security agreement under Applicable Law.

        SECTION I.5. Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Initial Purchaser agrees to make all Purchase Price payments to the Originators in accordance with Article III.


        SECTION I.6. Initial Purchaser Agreement to Make Demand Loans. On the terms and subject to the conditions set forth in this Agreement and in the Receivables Purchase Agreement, the Initial Purchaser agrees to make demand loans (each such loan being herein called an "Originator Loan") to each

Originator prior to the Sale Termination Date in such amounts as such Originator may request from time to time; provided, however, that:

        (a) The Originator Loans made to each Originator shall be evidenced by a demand promissory note in the form of Exhibit C to this Agreement issued by such Originator to the order of the Initial Purchaser (such demand promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time in accordance with the Transaction Documents, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being called the "Originator Note"); and

        (b) No Originator Loan shall be made to any Originator to the extent that the making of such Originator Loan would violate the Receivables Purchase Agreement.

        SECTION I.7. Addition of Originators. Subsidiaries of Maxtor may be added as Originators under this Agreement provided that all of the following conditions have been met:

               (i) the conditions precedent set forth in paragraphs (b) through
        (k) of Section 4.1 are satisfied with respect to such Subsidiary;

               (ii) such Subsidiary executes a joinder agreement, in form and substance satisfactory to the Initial Purchaser and Administrator, pursuant to which such Subsidiary agrees to become an Originator hereunder, assumes all of the obligations of an Originator hereunder and under the other Transaction Documents and makes all of the representations and warranties set forth in Section 5.1;

               (iii) Maxtor executes and delivers a guaranty of such Subsidiary's obligations hereunder and under the other Transaction Documents in form and substance satisfactory to the Initial Purchaser and the Administrator; and

               (iv) the Initial Purchaser and the Administrator consent to such addition in writing, such consent not to be unreasonably withheld, conditioned or delayed.


                                   ARTICLE II

                         CALCULATION OF PURCHASE PRICE

        SECTION II.1. Calculation of Purchase Price. On each Reporting Date (commencing with the first Reporting Date following the Initial Closing Date), the Servicer shall deliver to the Initial Purchaser, the Administrator, the Liquidity Agent and Maxtor (if the Servicer is other than Maxtor) a report in substantially the form of Exhibit A

(each such report being herein called a "Purchase Report") with respect to the Initial Purchaser's purchases of Receivables from the Originators

               (a) that arose on or prior to the Initial Cut-Off Date (in the case of the first Purchase Report to be delivered hereunder) and

               (b) that arose during the Settlement Period immediately preceding such Reporting Date (in the case of each successive Purchase Report).

Each Purchase Report shall designate the amount of such Receivables that were Eligible Receivables on the date of origination (or, in the case of Receivables transferred or contributed on the Initial Closing Date, on the Initial Closing
Date).

The "Purchase Price" (to be paid to the Originators in accordance with the terms of Article III) for the Receivables and the Related Rights shall be determined in accordance with the following formula:

        PP     =     AUB - (AUB X FMVD)

        where:

        PP     =     Purchase Price (to be paid to the Originators in
                     accordance with the terms of Article III) as calculated on the relevant Reporting Date;

        AUB    =     for purposes of calculating the Purchase Price on the
                     Initial Closing Date, the aggregate Unpaid Balance of all
                     Receivables that existed and were owing to Maxtor as measured as at the Initial Cut-Off Date, and

                     (ii) for purposes of calculating the Purchase Price for Receivables on each Reporting Date thereafter, the aggregate Unpaid Balance of the Receivables described in
                     Section 1.1(a)(ii) hereof that were generated by the related Originator during the immediately preceding Settlement Period, less an amount equal to the sum of the aggregate Unpaid Balance of all Contributed Receivables, if any, indicated on the related Purchase Report; and

        FMVD   =     "Fair Market Value Discount Factor" on the determination
                     date, which is the sum of the Loss Discount and the Cost
                     Discount, in each case as calculated on the most recent
                     Reporting Date as set forth in the definitions below.

        "Loss Discount" as measured on the Initial Closing Date or any Reporting Date means the ratio, expressed as a percentage, of (i) the losses (i.e. write-offs to the bad debt reserve or other write-offs consistent with the Credit and Collection Policy, in each case, net of recoveries) recognized for all Pool Receivables during the period equal to twelve (12) months ending on the

Cut-Off Date immediately preceding the Initial Closing Date or such Reporting Date, as the case may be, divided by (ii) the Collections on all Pool Receivables received during such period.

        "Cost Discount" as measured on the Initial Closing Date or any Reporting Date means a percentage determined in accordance with the following formula:

        CD      =    (TD/360) x CR

        where:
        CD      =    the Cost Discount as measured on such date;

        TD      =    the Days Sales Outstanding, as set forth in the most
                     recent Purchase Report; and

        CR      =    the Cost Rate as measured on such Reporting Date.

        "Cost Rate" as measured on the Initial Closing Date or any Reporting Date means a per annum percentage rate equal to the sum of (i) the LIBO Rate for the Initial Closing Date or the related Settlement Period, as the case may be, plus (ii) 1.50%.

        "LIBO Rate" for the Initial Closing Date or any Settlement Period means the offered rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent) appearing in The Wall Street Journal for three month LIBOR loans on the Initial Closing Date or the first Business Day of such Settlement Period, as the case may be.

        "Days Sales Outstanding" means a number of days calculated as (i) Sales as of the end of the second preceding month divided by the Collections for the preceding month multiplied by (ii) 30.


                                   ARTICLE III

                           PAYMENT OF PURCHASE PRICE

        SECTION III.1. The Initial Purchase Price Payment.

        (a) On or prior to the Initial Closing Date, the Initial Purchaser shall pay the Purchase Price for the purchase to be made from Maxtor with respect to the Receivables existing on or prior to the Initial Cut-Off Date (i) in cash in an amount equal to the amount received by the Initial Purchaser from the Purchaser in connection with the first Purchase made pursuant to the Receivables Purchase Agreement, minus the amount required to be paid by the Initial Purchaser to repurchase Receivables pursuant to the Repurchase Agreement and
(ii) by the issuance of a
promissory note in the form of Exhibit B to this Agreement payable to the order of Maxtor in the initial principal amount equal to the remainder of the Purchase Price owing after subtracting the amount paid in cash plus the balance of the Non-Negotiable Term Note dated April 8, 1998, executed and delivered by the Initial Purchaser in favor of Maxtor, as adjusted after giving effect to the Repurchase Agreement, and upon such adjustment and transfer of the outstanding balance pursuant to this Section 3.1(a), the Non-Negotiable Term Note dated April 8, 1998 shall be deemed cancelled in accordance with the terms of the Repurchase Agreement (such promissory note together with the promissory note issued to any other Originator hereunder, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being called an "Initial Purchaser Note"), each of which Initial Purchaser Note shall, in accordance with its terms, be subordinated to all interests in Pool Receivables and Related Rights and all obligations of the Initial Purchaser, of any nature, whether now or hereafter arising under or in connection with the Receivables Purchase Agreement.

        (b) The Servicer shall hold the Initial Purchaser Note for the benefit of the related Originator, and shall make all appropriate record-keeping entries with respect to the Initial Purchaser Note or otherwise to reflect payments on and adjustments of the Initial Purchaser Note. The Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued and unpaid interest on the Initial Purchaser Note at any time. Each Originator hereby irrevocably authorizes the Servicer to mark its Initial Purchaser Note "CANCELED" and to return such Initial Purchaser Note to the Initial Purchaser upon the full and final payment thereof after the Sale Termination Date.

        SECTION III.2. Purchase Price Payments. On each Business Day falling after the date of the Initial Closing Date until the termination of this Agreement pursuant to Section 9.4, on the terms and subject to the conditions of this Agreement, the Initial Purchaser shall pay to each Originator the Purchase Price for the Pool Receivables and Related Rights purchased from such Originator during the immediately preceding Settlement Period as follows:

                (i) First, by paying to such Originator a portion of the Purchase Price due pursuant to Section 2.1 by depositing into such account as such Originator shall specify immediately available funds from monies held by or on behalf of the Initial Purchaser solely to the extent that such monies do not constitute Collections that are required to be segregated and held by the Servicer or distributed to the Administrator or the Purchaser pursuant to the Receivables Purchase Agreement on the next Settlement Date or required to be paid to the Servicer as the Servicer's Fee on the next Settlement Date, or otherwise necessary to pay current expenses of the Initial Purchaser (in its reasonable discretion)(such available monies, the "Available Funds"), subject to the terms of the Receivables Purchase Agreement. Any Collections that have been paid to, or retained by, the related Originator during such Settlement Period shall be credited towards the Initial

        Purchaser's obligation pursuant to this clause first; provided, however, that, if Collections paid to, or retained by, such Originator exceed the Purchase Price for Pool Receivables and Related Rights purchased from such Originator for such Settlement Period, or, absent a cash payment, the Initial Purchaser shall not have sufficient cash to meet its payment obligations pursuant to the Receivables Purchase Agreement, such Originator shall turn over such excess to the Initial Purchaser;

                (ii) Second, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the related Originator Note automatically shall be reduced and deemed paid in an amount equal to such remaining Purchase Price, until such outstanding principal amount is reduced to zero; and

                (iii) Third, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the Initial Purchaser Note issued to such Originator automatically shall be increased in an amount equal to such remaining Purchase Price.

To the extent that (x) the amount due pursuant to Section 2.1 with respect to all Receivables created or originated by an Originator that arose during the corresponding Settlement Period is exceeded by (y) the amount paid to such Originator during such Settlement Period pursuant to the foregoing sentences for such Receivables, such excess shall be treated as a reduction in the principal amount of the Initial Purchaser Note, effective as of the last day of the related Settlement Period; provided, however, that if at any time the unpaid principal amount of the Initial Purchaser Note has been reduced to zero, such Originator shall pay the Initial Purchaser the remainder owed with respect thereto in immediately available funds.

        SECTION III.3. Deemed Collections, Etc.

        (a) If on any day the Unpaid Balance of any Pool Receivable owed by an Obligor is reduced or adjusted as a result of any defective, rejected or returned merchandise or services, any cash discount, any credit, any incorrect billing, pricing adjustment or any other adjustment by an Originator or any Affiliate of an Originator, or is reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof against an Originator or any Affiliate of Maxtor (whether such claim arises out of the same or a related or unrelated transaction) or as a result of any dispute or any obligation of an Originator or any Affiliate of an Originator to pay to the related Obligor any rebate or refund, or to rework any product or service, such Originator shall deliver to the Servicer in same day funds an amount equal to the amount of such reduction or adjustment, provided that, prior to the Sale Termination Date, such amount may be paid by a reduction to the Purchase Price to be paid to such Originator on the next occurring Reporting Date;

        (b) if on any day any of the representations or warranties in Sections
5.1 (i) and (k) hereto is not true with respect to any Pool Receivable or if the representation or warranty in Section 5.1(u) was not true with respect to any Pool Receivable as of the date it was sold or contributed hereunder (each such Receivable, an "Ineligible Receivable"), the related Originator shall deliver to the Servicer in same day funds an amount equal to the Unpaid Balance of such Pool Receivable for application by the Servicer to the same extent as if Collections of such Unpaid Balance had actually been received on such date, provided that prior to the Sale Termination Date, such amount may be paid by a reduction to the Purchase Price to be paid to such Originator on the next occurring Reporting Date;

        (c) except as provided in paragraph (a) or (b) of this Section 3.3, or as otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Pool Receivables shall be applied to the Pool Receivables of such Obligor in the order of the age of such Pool Receivables, starting with the oldest such Pool Receivable, unless such Obligor designates in writing its payment for application to specific Pool Receivables;

        (d) if and to the extent that the Initial Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Event of Bankruptcy) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the related Originator and, accordingly, the Initial Purchaser shall have a claim against such Originator for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof; and

        (e) in the event that an Originator has paid (by effecting a Purchase Price reduction or otherwise) to the Initial Purchaser the full Unpaid Balance of any Receivable pursuant to this Section 3.3, the Initial Purchaser shall reconvey such Receivable and all Related Rights with respect thereto to such Originator, without recourse, representation or warranty, but free and clear of all Liens created by the Initial Purchaser; such reconveyed Receivables and all Related Rights shall no longer be subject to the terms of this Agreement (including any obligation to turn over Collections with respect thereto).

        SECTION III.4. Payments and Computations, Etc.

        (a) All amounts to be paid or deposited by an Originator or the Servicer hereunder shall be paid or deposited no later than 11:00 a.m. (New York time) on the day when due in same day funds. All amounts received after 11:00 a.m. (New York time) will be deemed to have been received on the immediately succeeding Business Day.

        (b) Each Originator shall, to the extent permitted by law, pay interest on any amount not paid or deposited by such Originator (whether as Servicer, or otherwise) when due hereunder, at an interest rate equal to 2.0% per annum above the Alternate Base Rate, payable on demand.

        (c) All computations of interest under Section 3.4(b) and all computations of the Purchase Price, fees, and other amounts hereunder shall be made on the basis of a 360-day year and actual days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.


                                   ARTICLE IV

                            CONDITIONS TO PURCHASES

        SECTION IV.1. Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement is subject to the condition precedent that the Initial Purchaser shall have received each of the following (with copies to the Administrator), on or before the date of such purchase, each in form and substance (including the date thereof) satisfactory to the Initial Purchaser and the Administrator:

                (a) The Receivables Purchase Agreement, duly executed by the parties thereto, together with evidence reasonably satisfactory to the Initial Purchaser that all conditions precedent to the initial Purchase of an undivided interest thereunder (other than any condition relating to the effectiveness of the purchase commitment under this Agreement) shall have been met;

                (b) A certificate of the Secretary of Maxtor certifying (i) a copy of the resolutions of its Board of Directors approving this Agreement and the other Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby; (ii) the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Administrator and Initial Purchaser may conclusively rely until such time as the Administrator shall receive from Maxtor a revised certificate meeting the requirements of this subsection (b)); (iii) a copy of its by-laws; and (iv) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents;

                (c) The Certificate of Incorporation of Maxtor, duly certified by the Secretary of State of Delaware, as of a recent date acceptable to Administrator;

                (d) Acknowledgment copies or time stamped receipt copies, of the proper financing statements (Form UCC-1) that have been duly executed and name Maxtor as the debtor and seller and the Initial Purchaser as the secured party and purchaser (and the Administrator, for the benefit of the Purchaser, as assignee of the Initial Purchaser) of the Receivables and the Related Rights or other, similar instruments or documents, as may be necessary or, in Servicer's or the Administrators's opinion, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the Initial Purchaser's ownership interest in all Receivables and Related Rights in which an ownership interest may be assigned to it hereunder;

                (e) A search report provided in writing to and approved by the Administrator, listing all effective financing statements that name Maxtor as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (d) above and in such other jurisdictions that Administrator shall reasonably request, together with copies of such financing statements (none of which shall cover any Pool Assets), and tax and judgment lien search reports from a Person satisfactory to Servicer and the Administrator showing no evidence of such liens filed against Maxtor;

                (f) Duly executed copies of the Lock-Box Agreements with the Lock-Box Banks;

                (g) A pro forma Purchase Report, prepared in respect of the proposed initial Purchase, assuming an Initial Cut-Off Date of June 30, 1998;

                (h) The Initial Purchaser Note in favor of Maxtor, duly executed by the Initial Purchaser;

                (i) Such other agreements, instruments, UCC financing statements, certificates, opinions and other documents as the Initial Purchaser or the Administrator may reasonably request.

        SECTION IV.2. Conditions Precedent to All Purchases. Each purchase under this Agreement is subject to the condition precedent that the agreement of the Originator to sell Pool Receivables and Related Rights, and the agreement of the Initial Purchaser to purchase Pool Receivables and Related Rights, shall not have terminated pursuant to Section 9.4 of this Agreement, and shall be subject further to the conditions precedent that:

                (a) in the case of each purchase, the Servicer shall have delivered to the Initial Purchaser on or prior to such purchase, a completed Purchase Report with respect to the immediately preceding calendar month, together with such additional information as may be reasonably requested by the Initial Purchaser; and

                (b) the representations and warranties contained in Article V are correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date).

        SECTION IV.3. Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price (whether in cash or by an increase in the principal amount outstanding under the Initial Purchaser Note or a reduction of the Originator Note) paid for each purchase of Pool Receivables and Related Rights on any day, shall be deemed to have certified that its representations and warranties contained in Article V are true and correct on and as of such day, with the same effect as though made on and as of such day (except that any such representation or warranty that is expressly stated as being made only as of a specified earlier date shall be true and correct in all material respects as of such earlier date).

        SECTION IV.4. Effect of Payment of Purchase Price. Upon the payment of the Purchase Price (whether in cash or by an increase in the principal amount outstanding under an Initial Purchaser Note or a reduction of an Originator Note) for any purchase of Pool Receivables and Related Rights, title to such Pool Receivables and Related Rights shall vest in the Initial Purchaser, whether or not the conditions precedent to such purchase were in fact satisfied; provided that the Initial Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by an Originator in fact to satisfy any such condition precedent.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        SECTION V.1. Representations and Warranties. In order to induce the Initial Purchaser to enter into this Agreement and to make purchases thereunder, Maxtor hereby represents and warrants as follows:

                (a) Organization and Good Standing. Maxtor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

                (b) Due Qualification. Maxtor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals except where the failure to so qualify or have such licenses or approvals has not had, and could not reasonably be expected to have, a Seller Material Adverse Effect.

                (c) Power and Authority; Due Authorization. Maxtor (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and the other Transaction

        Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party, and (C) sell and assign the Receivables and Related Rights on the terms and conditions herein provided and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

                (d) Binding Obligations. This Agreement constitutes, and each other Transaction Document to be signed by Maxtor when duly executed and delivered will constitute, a legal, valid and binding obligation of Maxtor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Maxtor is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under the Maxtor's articles of incorporation or by-laws or any Contractual Obligation of Maxtor, (ii) result in the creation or imposition of any Lien upon any of Maxtor's properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.

                (f) No Proceedings. There is no litigation, proceedings or investigations pending or, to the best of Maxtor's knowledge, threatened, before any Governmental Authority or arbitrator (i) asserting the invalidity of this Agreement or any other Transaction Document to which Maxtor is a party, (ii) seeking to prevent the sale and assignment of the Receivables and Related Rights, the collectibility of the Receivables or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or
        (iii) seeking any determination or ruling that could reasonably be expected to have a Seller Material Adverse Effect.

                (g) Government Approvals. No Governmental Action is required for the due execution, delivery and performance by Maxtor of this Agreement or any other Transaction Document to which it is a party.

                (h) Securities Exchange Act. No proceeds of any purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                (i) Quality of Title; Valid Sale; Etc. Upon its creation and prior to its sale or contribution to the Initial Purchaser under this Agreement, it is the legal and beneficial owner of each of the Receivables and the Related Rights originated by it free and clear of any Lien; and upon each purchase or contribution the Initial Purchaser shall acquire a valid and enforceable ownership interest in each Pool Receivable then existing or thereafter arising and in the Related Rights with respect thereto, free and clear of any Lien, enforceable against all creditors of, and purchasers from, Maxtor. Each Pool Receivable constitutes an "account" as such term is defined in the UCC. No effective financing statement or other instrument similar in effect covering any Pool Receivable or Related Rights with respect thereto is on file in any recording office, except those filed in favor of the Initial Purchaser pursuant to this Agreement and in favor of the Administrator pursuant to the Receivables Purchase Agreement and except those that will be terminated on the Initial Closing Date.

                (j) Accuracy of Information. Each report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of it to the Initial Purchaser or the Administrator in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator at such time) as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

                (k) Offices. The principal place of business and chief executive office of Maxtor are located at the address of Maxtor referred to in
        Section 9.2, and the offices where Maxtor keeps all its books, records and documents evidencing or relating to Pool Receivables are located at the address of Maxtor referred to in Section 9.2 (or at such other locations, notified to the Administrator in accordance with Section 6.1(e), in jurisdictions where all action required by Section 8.4 has been taken and completed).

                (l) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                (m) Margin Regulations. The use of all funds obtained by Maxtor under this Agreement will not conflict with or contravene any of Regulations G, T, U or X promulgated by the Federal Reserve Board from time to time.

                (n) Maintenance of Books and Records. It has accounted for each sale of Pool Receivables and Related Rights in its books and financial statements as sales, consistent with GAAP.

                (o) Credit and Collection Policy. It has complied in all material respects with the Credit and Collection Policy with regard to each Receivable.

                (p) Solvency. It is solvent; and at the time of (and immediately after) each sale pursuant to this Agreement it shall be solvent.

                (q) Compliance with Transaction Documents. It, as Servicer or Originator, has complied with all of the terms, covenants and agreements contained in this Agreement and the other Transaction Documents applicable to it.

                (r) Corporate Name. Maxtor's complete corporate name is set forth in the preamble to this Agreement, and Maxtor does not use and has not during the last six years used any other corporate name, trade name, doing business name or fictitious name.

                (s) Investment Company Act. It is not, and is not controlled by, an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended.

                (t) Eligible Receivables. Each Pool Receivable sold or contributed by it to the Initial Purchaser hereunder that is designated as an Eligible Receivable on a Purchase Report is in fact an Eligible Receivable as of the date of such Purchase Report.


                                   ARTICLE VI

                                   COVENANTS

        SECTION VI.1. Affirmative Covenants. From the date hereof until the Final Payout Date:

                (a) Compliance with Laws, Etc. Each Originator will comply in all material respects with all Applicable Laws, including those with respect to the Pool Receivables and the related Contracts, except where noncompliance could not reasonably be expected to have a Seller Material Adverse Effect.

                (b) Preservation of Corporate Existence. Each Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Seller Material Adverse Effect.

                (c) Audits. (i) Each Originator will at any time and from time to time during regular business hours, permit the Administrator or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Pool Receivables, (B) to visit its offices and properties for the purpose of examining such materials described in clause (i)(A) above, and to discuss matters relating to Pool Receivables or its performance hereunder with any of its officers or employees having knowledge of such matters, and (C) to verify the existence and amount of the Pool Receivables; and (ii) without limiting the provisions of clause (i) above, from time to time on request of Administrator, permit certified public accountants or other auditors acceptable to the Administrator to conduct, at such Originator's expense, a review of its books and records with respect to the Pool Receivables; provided that unless a Liquidation Event exists, such Originator shall not be responsible for the cost of more than one such audit in any calendar year.

                (d) Keeping of Records and Books of Account. Each Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

                (e) Location of Records. Each Originator will keep its principal place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables and all related Contracts and all other agreements related to such Pool Receivables (and all original documents relating thereto), at its address(es) referred to in Section 9.2 or, upon 30 days' prior written notice to the Administrator, at such other locations in jurisdictions where all action required by Section 8.4 shall have been taken and completed.

                (f) Credit and Collection Policies. Each Originator, at its own expense, will timely and fully perform and comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contracts.

                (g) Collections. On or before the Initial Closing Date, each Originator will instruct (i) all Obligors to cause all Collections to be sent to a Lock-Box that is the subject of a Lock-Box Agreement and (ii) each Lock-Box Bank to deposit all such Collections directly into a Lock-Box Account that is the subject of a Lock-Box Agreement. In the event that any Originator receives Collections directly from any Obligor, any Originator shall deposit such Collections into a Lock-Box Account within two Business Days of receipt thereof.

        SECTION VI.2. Negative Covenants. From the Initial Closing Date until the Final Payout Date:

                (a) Sales, Liens, Etc. No Originator will, except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable or any interest therein.

                (b) Extension or Amendment of Receivables. No Originator will, except as otherwise permitted in any other Transaction Document, extend, amend or otherwise modify, or permit Servicer to extend, amend or otherwise modify, the terms of any Pool Receivable; or amend, modify or waive, or permit Servicer to amend, modify or waive, any term or condition of any Contract related to a Pool Receivable.

                (c) Change in Business or Credit and Collection Policy. No Originator will make any change in the character of its business or in the Credit and Collection Policy, which change could impair the collectibility of any Pool Receivable or otherwise adversely affect the interests or remedies of the Administrator, Purchaser or the Initial Purchaser under this Agreement or any other Transaction Document.

                (d) Change in Payment Instructions to Obligors. No Originator will add or terminate any bank as a Lock-Box Bank or any Lock-Box Account from those listed in Schedule I or make any change, or permit Servicer to make any change, in its instructions to Obligors regarding payments to be made to the Initial Purchaser or Servicer or payments to be made to any Lock-Box Bank, unless the Administrator shall have received notice of such addition, termination or change and duly executed copies of Lock-Box Agreements with each new Lock-Box Bank or with respect to each new Lock-Box Account, as the case may be.

                (e) Mergers, Acquisitions, Sales, etc. No Originator will (i) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person without the consent of the Administrator, unless, in the case of Maxtor, Maxtor is the surviving corporation, and no Liquidation Event has occurred and is continuing or would result therefrom or (ii) sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any Receivables or any interest therein (other than pursuant hereto or to the Receivables Purchase Agreement).

                (f) Deposits to Special Accounts. No Originator will deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

        SECTION VI.3. Separate Existence. Each Originator hereby acknowledges that Purchaser and the Administrator are entering into the transactions contemplated by the other Transaction Documents in reliance upon the Initial Purchaser's identity as a legal entity separate from each Originator. Therefore, from and after the date hereof, each Originator shall take all steps specifically required by the Transaction Documents or by the Initial

Purchaser, Purchaser or Administrator to continue the Initial Purchaser's identity as a separate legal entity and to make it apparent to third Persons that the Initial Purchaser is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator or any other Person.


                                   ARTICLE VII

                                INDEMNIFICATION

        SECTION VII.1. Indemnities by the Originators. Without limiting any other rights which the Initial Purchaser and each of its permitted assigns, officers, directors, employees and agents (each of the foregoing Persons being individually called a "Sale Indemnified Party") may have hereunder or under applicable law, each Originator, jointly and severally, hereby agrees to indemnify the Initial Purchaser and each Sale Indemnified Party from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing collectively being called "Sale Indemnified Amounts") arising out of or resulting from this Agreement (whether directly or indirectly) or the use of proceeds of purchases or the ownership of any Pool Receivable or Related Rights, excluding, however, (a) Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Initial Purchaser or such Sale Indemnified Party, (b) Sale Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables and reimbursement therefor that would constitute credit recourse to the Originators for the amount of any Pool Receivable or Related Rights not paid by the related Obligor for credit reasons, or (c) any net income taxes or franchise taxes imposed on the Initial Purchaser or such Sale Indemnified Party by the jurisdiction under the laws of which such Sale Indemnified Party is organized or any political subdivision thereof. Without limiting or being limited by the foregoing, but subject to the exclusions set forth in the immediately preceding sentence, each Originator, jointly and severally, shall pay on demand to the Initial Purchaser and each Sale Indemnified Party any and all amounts necessary to indemnify the Initial Purchaser and such Sale Indemnified Party from and against any and all Sale Indemnified Amounts relating to or resulting from any of the following:

                (i) the transfer by any Originator of an interest in any Receivable or Related Rights to any Person other than the Initial Purchaser;

               (ii) the failure of any information provided by any Originator, as Servicer or otherwise, to the Initial Purchaser, the Purchaser, the Administrator or the Servicer with respect to Pool Receivables or this Agreement to be true, correct and complete;

              (iii) the failure of any representation or warranty or statement made or deemed made by any Originator (or any of its officers), as Servicer or otherwise, under or in connection with this Agreement to have been true and correct when made;

               (iv) the failure by any Originator, as Servicer or otherwise, to comply with any Applicable Law, with respect to any Pool Receivable or Related Rights; or the failure of any Pool Receivable or Related Rights to conform to any such Applicable Law;

                (v) the failure to vest and maintain vested in the Initial Purchaser a valid and enforceable ownership interest in each Pool Receivable at any time existing and the Related Rights with respect thereto, free and clear of any Lien, other than a Lien arising solely as a result of an act of the Initial Purchaser, the Purchaser, the Liquidity Agent or the Administrator, whether existing as the time of purchase of such Pool Receivable or at any time thereafter;

               (vi) the failure of any Originator to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Pool Receivables and the Related Rights in respect thereof, whether at the time of any purchase or at any subsequent time;

              (vii) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Pool Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Pool Receivable (if such collection activities were performed by any Originator or any of its Affiliates, acting as Servicer or by any agent or independent contractor retained by any Originator or any of its Affiliates);

             (viii) any failure of any Originator, as Servicer or otherwise, to perform its duties or obligations in accordance with the provisions hereof or under the Receivables Purchase Agreement or to perform its duties or obligations under the Contracts;

               (ix) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

                (x) the commingling of Collections of Pool Receivables at any time with other funds;

               (xi) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or the ownership of any Pool Receivable or Related Rights;

              (xii) any tax or governmental fee or charge (but not including taxes upon or measured by net income or representing a franchise or unincorporated business tax on such Sale Indemnified Party), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Receivables generated by any Originator or any Related Rights connected with any such Receivables; or

             (xiii) any requirement that all or a portion of the distributions made to the Initial Purchaser pursuant to this Agreement shall be rescinded or otherwise must be returned to any Originator for any reason.

        SECTION VII.2. Contribution. If for any reason the indemnification provided above in this Article VII (and subject to the exceptions set forth therein) is unavailable to the Initial Purchaser or a Sale Indemnified Party or is insufficient to hold the Initial Purchaser or a Sale Indemnified Party harmless, then the Originators shall contribute to the maximum amount of Sale Indemnified Amounts payable or paid by the Initial Purchaser or such Sale Indemnified Party in such proportion as is appropriate to reflect not only the relative benefits received by the Initial Purchaser or such Sale Indemnified Party on the one hand and the Originators on the other hand, but also the relative fault of such Sale Indemnified Party (if any) and the Originators and any other relevant equitable considerations.

        SECTION VII.3. After-Tax Basis. Indemnification hereunder shall be in an amount necessary to make the Sale Indemnified Party whole after taking into account any tax consequences to the Sale Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits which is or was payable by the Sale Indemnified Party.

                                  ARTICLE VIII

               ADMINISTRATION AND COLLECTIONS; ADDITIONAL RIGHTS
               AND OBLIGATIONS IN RESPECT OF THE POOL RECEIVABLES

        SECTION VIII.1. Servicing of Pool Receivables and Related Rights. Consistent with the Initial Purchaser's ownership of the Pool Receivables and the Related Rights, the Initial Purchaser shall have the sole right to service, administer and collect the Pool Receivables, to assign such right and to delegate such right to others. In consideration of the Initial Purchaser's purchase of the Pool Receivables and the Related Rights, each Originator agrees to cooperate fully with the Initial Purchaser to facilitate the full and proper performance of such duties and obligations for the benefit of the Initial Purchaser, the Purchaser, and the Administrator. To the extent that the Initial Purchaser, individually or through the Servicer, has granted or grants powers of attorney to the Administrator under the Receivables Purchase Agreement, each Originator hereby grants a corresponding power of attorney on the same terms to the Initial Purchaser. Each Originator hereby acknowledges and agrees that the Initial Purchaser, in all of its capacities, shall assign to the Administrator for the benefit of the Purchaser and the Administrator such powers of attorney and other rights and interests granted by such Originator to the Initial Purchaser hereunder, and agrees to cooperate fully with the Administrator in the exercise of such rights.

        SECTION VIII.2. Rights of the Initial Purchaser; Enforcement Rights.

        (a) The Initial Purchaser shall have no obligation to account for, to replace, to substitute or to return any Receivables and Related Rights to any Originator. The Initial Purchaser shall have no obligation to account for, or to return to any Originator, Collections, or any interest or other finance charge collected pursuant thereto, without regard to whether such Collections and charges are in excess of the Purchase Price for such Pool Receivables and Related Rights.

        (b) The Initial Purchaser shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Pool Receivables and Related Rights, and all of the Initial Purchaser's right, title and interest in, to and under this Agreement, on whatever terms the Initial Purchaser shall determine, pursuant to the Receivables Purchase Agreement or otherwise.

        (c) The Initial Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding the Pool Receivables and Related Rights and, except as expressly set forth in the Transaction Documents, shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

        (d) At any time following the designation of a Servicer (other than Maxtor) in accordance with the Receivables Purchase Agreement:

               (i) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable be made directly to the Administrator or its designee;

               (ii) the Administrator may instruct Maxtor to give notice of the Initial Purchaser's interest in the Pool Receivables or the Purchaser's interest in Pool Receivables to each Obligor, which notice shall direct that payments with respect to Pool Receivables be made directly to the Administrator or its designee, and upon such instruction from the Administrator Maxtor shall give such notice at its expense; provided, that if Maxtor fails to so notify each Obligor, the Administrator may so notify the Obligors; and

               (iii) the Administrator may request Maxtor to, and upon such request Maxtor shall, (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Rights (including, without limitation, computer programs, tapes and disks, other than excluded data), and make the same available to the Administrator or its designee at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections with respect to the Pool Receivables in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

        (e) Each Originator hereby authorizes the Initial Purchaser, and irrevocably appoints the Initial Purchaser as its attorney-in-fact with full power of substitution and with full authority in the place and stead of such Originator, which appointment is coupled with an interest, to take any and all steps in the name of such Originator and on behalf of such Originator necessary or desirable, in the determination of the Initial Purchaser, to collect any and all amounts or portions thereof due under any and all Pool Receivables or Related Rights, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Pool Receivables and Related Rights.

        SECTION VIII.3. Responsibilities of the Originator. Anything herein to the contrary notwithstanding:

        (a) each Originator agrees to deliver directly to the Servicer (for the Initial Purchaser's account), within two (2) Business Days of receipt thereof, any Collections that it receives, in the form so received, and agrees that all Collections shall be deemed to be received in trust for the Initial Purchaser and shall be maintained and segregated separate and apart from all other funds and moneys of such Originator until delivery of the Collections to the Servicer;

        (b) each Originator agrees to instruct (i) all Obligors to cause all Collections to be sent to a Lock-Box that is the subject of a Lock-Box Agreement and (ii) each Lock-Box Bank to deposit all such Collections directly into a Lock-Box Account that is the subject of a Lock-Box Agreement; and

        (c) each Originator shall (i) perform all of its obligations hereunder and under the Contracts related to the Pool Receivables and Related Rights (and under its agreements with the Lock-Box Banks) to the same extent as if the Pool Receivables and Related Rights had not been sold hereunder, and the exercise by the Initial Purchaser or its designee or assignee of the Initial Purchaser's rights hereunder or in connection herewith shall not relieve such Originator from such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. Notwithstanding anything to the contrary in this Agreement, none of the Initial Purchaser, the Administrator or the Purchaser shall have any obligation or liability with respect to any Receivable or Related Rights nor shall any of them be obligated to perform any of the obligations of any Originator under any of the foregoing.

        SECTION VIII.4. Further Action Evidencing Purchases. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, in order to perfect, protect or more fully evidence the purchase of the Pool Receivables and the Related Rights by the Initial Purchaser hereunder, or to enable the Initial Purchaser to exercise or enforce any of its rights hereunder or under any other Transaction Document. Each Originator further agrees from time to time, at its expense, promptly to take all action that the Initial Purchaser, the Servicer or the Administrator may reasonably request in order to perfect, protect or more fully evidence such purchase of the Pool Receivables and the Related Rights or to enable the Initial Purchaser or the Purchaser (as assignee of the Initial Purchaser) or the Administrator to exercise or enforce any of its or their respective rights hereunder or under any other Transaction Document in respect of the Pool Receivables and the Related Rights. Without limiting the generality of the foregoing each Originator will:

        (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as the Initial Purchaser or the Administrator may reasonably determine to be necessary or appropriate; and

        (b) to the extent reasonably practicable, mark the master data processing records evidencing the Pool Receivables and, if requested by the Initial Purchaser or the Administrator, to the extent reasonably practicable, legend the related Contracts, to reflect the sale of the Pool Receivables and Related Rights pursuant to this Agreement and the Receivables Purchase Agreement.

        Each Originator hereby authorizes the Initial Purchaser or its designee or assignee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pool Receivables and Related Rights of such Originator, in each case whether now existing or hereafter generated. If an Originator fails to perform any of its agreements or obligations under this Agreement, the Initial Purchaser or its designee or assignee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Initial Purchaser or its designee or assignee incurred in connection therewith shall be payable by the Originator under Section 7.1.

                                   ARTICLE IX

                                 MISCELLANEOUS

        SECTION IX.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by any Originator therefrom shall be effective unless in a writing signed by the Initial Purchaser, and consented to in writing by the Administrator, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Initial Purchaser or the Administrator to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

        SECTION IX.2. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise expressly stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on
Schedule 9.2 hereto or at such other address or Telex or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three (3) Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, one (1) Business Day after having been given to such courier, and (d) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

        SECTION IX.3. Acknowledgment and Consent.

        (a) Each of Maxtor, as an Originator and as initial Servicer, and each other Originator acknowledges that, contemporaneously herewith or at any time hereafter, the Initial Purchaser is assigning or will assign to the Administrator, for the benefit of the Purchaser, pursuant to the Receivables Purchase Agreement, one or more undivided interests in all of the Initial Purchaser's rights, title and interest in, to and under the Pool Receivables and Related Rights, and all of the Initial Purchaser's right, title and interest in, to and under this Agreement, it being understood that such assignment shall not relieve any party hereto from (or require the Purchaser or the

Administrator to undertake) the performance of any term, covenant or agreement on the part of any party hereto to be performed or observed under or in connection with this Agreement. Each of Maxtor, as Originator and as initial Servicer, and each other Originator hereby consents to such assignments, including, without limitation, the assignment by the Initial Purchaser of (i) the right of the Initial Purchaser, at any time, to enforce this Agreement against the Originators and the obligations of the Originators hereunder, (ii) the right to appoint a successor to the Servicer as set forth in the Receivables Purchase Agreement, (iii) the right, at any time, to give or withhold any and all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement, any other Transaction Document or the obligations in respect of the Originators thereunder to the same extent as the Initial Purchaser may do, and (iv) all of the Initial Purchaser's rights, remedies, powers and privileges, and all claims of the Initial Purchaser against each Originator, under or with respect to this Agreement and the other Transaction Documents (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity). Each of the parties hereto acknowledges and agrees that the Purchaser, the Administrator and the other Indemnified Parties are third party beneficiaries of the rights of the Initial Purchaser arising hereunder and under the other Transaction Documents to which any Originator is a party.

        (b) Each Originator hereby agrees to execute all agreements, instruments and documents, and to take all other action, that the Initial Purchaser or the Administrator determines is necessary or reasonably desirable to evidence its consent described in Section 9.3(a).

        (c) Each Originator hereby acknowledges that its obligations to the Purchaser and the Administrator as assignees of the Initial Purchaser are and shall be, to the extent permitted by Applicable Law or not prohibited by any order of any court or administrative or regulatory authority, absolute and unconditional under any and all circumstances and shall be unaffected by any claims, offsets or other defenses such Originator may have against the Initial Purchaser, and each Originator agrees that it shall not assert or interpose any such claims, offsets or defenses as a defense to its performance of its obligations under the Transaction Documents to which it is a party.

        SECTION IX.4. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Initial Purchaser, each Originator and their respective successors and permitted assigns. No Originator may assign its rights hereunder or any interest herein without the prior written consent of the Initial Purchaser, the Administrator and the Liquidity Agent; subject to
Section 9.3, the Initial Purchaser may not assign its rights hereunder or any interest herein without the prior written consent of Maxtor, the Administrator and the Liquidity Agent. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date after the Sale Termination Date on which each Originator has received payment in full for all of its Receivables and Related Rights conveyed pursuant to Section 1.1 hereof and has paid and performed all of its obligations hereunder in full. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V shall be continuing and shall survive any termination of this Agreement.

        SECTION IX.5. Costs, Expenses and Taxes. In addition to the rights of indemnification granted under Article VII, each Originator, jointly and severally, agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including, without limitation, but subject to the proviso to Section 6.1(c), periodic auditing of Pool Receivables) of this Agreement and the other Transaction Documents, and any amendment, modification or waiver of or consent to any of the foregoing, including, without limitation, attorneys' fees for the Administrator, the Initial Purchaser and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the Initial Purchaser and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, and all costs and expenses, if any (including, without limitation, attorneys' fees (including the allocated fees of in-house counsel)), of the Administrator, the Initial Purchaser and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other Transaction Documents.

        SECTION IX.6. No Proceedings; Limitation on Payments.

        (a) Each Originator hereby agrees that it will not institute against, or join any other Person in instituting against, the Initial Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Commercial Paper Note is paid in full. The foregoing shall not limit any Originator's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than an Originator.

        (b) Notwithstanding any provisions contained in this Agreement to the contrary, the Initial Purchaser shall not, and shall not be obligated to, pay any amount pursuant to this Agreement unless the Initial Purchaser has excess cash flow from operations or has received funds with respect to such obligation which may be used to make such payment and, in each case, such payment is permitted by the Receivables Purchase Agreement.

        SECTION IX.7. GOVERNING LAW AND JURISDICTION.

        (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION (OR THE EFFECT OF PERFECTION OR NON-PERFECTION) OF THE INTERESTS OF THE INITIAL PURCHASER IN THE POOL RECEIVABLES AND THE RELATED RIGHTS IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY UNITED STATES FEDERAL COURT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

        SECTION IX.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        SECTION IX.9. Survival of Termination. The provisions of Section 1.4,
Article VII, Section 9.3, Section 9.5, Section 9.6, Section 9.7, Section 9.10 and this Section 9.9 shall survive any termination of this Agreement.

        SECTION IX.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT

CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

        SECTION IX.11. Entire Agreement. This Agreement and the other Transaction Documents embodies the entire agreement and understanding of the parties hereto, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof. The Exhibits, Schedules and Annexes to this Agreement shall be deemed incorporated by reference into this Agreement as if set forth herein.

        SECTION IX.12. Headings. The captions and headings of this Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     MAXTOR CORPORATION, as Originator and as an initial Servicer


                                     By:
                                        ---------------------------------------
                                     Name:
                                         --------------------------------------
                                     Title:
                                           ------------------------------------



                                     MAXTOR RECEIVABLES CORPORATION, as
                                     Initial Purchaser


                                     By:
                                        ---------------------------------------
                                     Name:
                                         --------------------------------------
                                     Title:
                                           ------------------------------------





                                                                    PURCHASE AND
                                                                  SALE AGREEMENT

                                   SCHEDULE I

                      LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS


Lock-Box Bank                                          Lock-Box Account

First Union National Bank                              Account No. 0109-7086
1345 Chestnut Street
Philadelphia, PA 19101-7618

Attention: Jeffrey Levy

                                                                       EXHIBIT A
                                                         FORM OF PURCHASE REPORT


                                 PURCHASE REPORT


                               Maxtor Corporation
                         Maxtor Receivables Corporation
                      As of ______________________________



                                                                                    Cut-Off Date
                                                                       --------------------------------------
Total Receivables                                          UPB         $                -          Input
Initial Contributed Receivables                                        $                           Fixed
Aggregate Unpaid Balance of Receivables                    AUB         $                           Calculated
LIBOR                                                                              0.0000%         Input
Days Sales Outstanding                                     TD                           0          Input
12 Month Losses                                                        $                -          Input
12 Month Collections                                                   $                -          Input
Purchaser's Total Investment                               PTI         $                           Fixed


Cost Rate (LIBOR +1.50%)                                   CR                                      Calculated

Cost Discount (TD/360)*CR                                  CD                           0          Calculated

Loss Discount (12 Month Losses/12 Month Coll)              LD                #DIV/0!               Calculated

Fair Market Value Discount (LD+CD)                         FMVD              #DIV/0!               Calculated

Purchase Price (AUB-(AUB*FMVD))                            PP                #DIV/0!               Calculated

Eligible Receivables                                                   $                -          Input

Ineligible Receivables                                                 $                -          Input

                                                                       EXHIBIT B
                                                  FORM OF INITIAL PURCHASER NOTE


                         NON-NEGOTIABLE PROMISSORY NOTE


                                                                   July 31, 1998


        FOR VALUE RECEIVED, the undersigned, MAXTOR RECEIVABLES CORPORATION, a California corporation (the "Initial Purchaser"), promises to pay to [NAME OF ORIGINATOR], a ___________________ corporation (the "Originator"), at its office at __________________________________________ , on the terms and subject to the conditions set forth herein and in the Purchase and Sale Agreement referred to below, the aggregate unpaid Purchase Price of all Pool Receivables and Related Rights of the Originator purchased and to be purchased by the Initial Purchaser pursuant to the Purchase and Sale Agreement (subject to adjustment pursuant to Section 3.3 of such Purchase and Sale Agreement). Such amount as shown in the records of the Servicer will be rebuttable presumptive evidence of the principal amount owing under this Note.

        1. Purchase and Sale Agreement. This Note is an "Initial Purchaser Note" described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement, dated as of July 31, 1998 (as the same may be amended, supplemented, or otherwise modified in accordance with its terms, the "Purchase and Sale Agreement"), among the Originator and the Initial Purchaser. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Initial Purchaser and the Originator. In the case of any conflict between the terms of this Note and the terms of the Purchase and Sale Agreement, the terms of the Purchase and Sale Agreement shall control.

        2. Definitions. Capitalized terms used (but not defined) herein have the meanings ascribed thereto in the Purchase and Sale Agreement. In addition, as used herein, the following terms have the following meanings:

               "Final Maturity Date" means the date that falls ninety one (91) days after the later of (x) the Sale Termination Date and (y) the Final Payout Date.

               "Junior Liabilities" means all obligations of the Initial Purchaser to the Originator under this Note.

               "Senior Agent" means the Administrator.

               "Senior Interests" means (a) the undivided percentage ownership interests acquired by the Administrator pursuant to the Receivables Purchase Agreement, and (b) all obligations of the Initial Purchaser to the Senior Interest Holders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due on or before the Final Maturity Date.

               "Senior Interest Holders" means, collectively, the Purchaser, the Administrator and the other Indemnified Parties.

                "Subordination Provisions" means, collectively, clauses (a) through (k) of Section 7 hereof.

        3. Interest. Subject to the Subordination Provisions, the Initial Purchaser promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day (a) prior to the final payment in full and in cash of the Senior Interests, at a variable rate per annum equal to the Earned Discount Rate Percentage, determined as of the then most recent Reporting Date, and (b) after such final payment, at a variable rate per annum equal to the Alternate Base Rate, as determined by the Servicer.

        4. Interest Payment Dates. Subject to the Subordination Provisions, the Initial Purchaser shall pay accrued interest on this Note on each Settlement Date and on the Final Maturity Date (or, if any such day is not a Business Day, the next succeeding Business Day). The Initial Purchaser also shall pay accrued interest on the principal amount of each prepayment hereof on the date of each such prepayment.

        5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 360-day year.

        6. Principal Payment Dates. Subject to the Subordination Provisions, any unpaid principal of this Note shall be paid on the Final Maturity Date (or, if such date is not a Business Day, the next succeeding Business Day). Subject to the Subordination Provisions, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty.

        7. Subordination Provisions. The Initial Purchaser covenants and agrees, and the Originator, by its acceptance of this Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this Section 7:

               (a No payment or other distribution of the Initial Purchaser's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Note except to the extent such payment or other distribution is (i) permitted under the Receivables Purchase Agreement or (ii) made pursuant to Sections 4 or 6 of this Note;

               (b (i) In the event of any Event of Bankruptcy involving the Initial Purchaser, and (ii) on and after the occurrence of the Sale Termination Date, the Senior Interests shall first be paid and performed in full and in cash before the Originator shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (x) all payments and distributions of any kind or character in respect of the Junior Liabilities to which the Originator would be entitled except for this subsection 7(b) shall be made directly to the Senior Agent (for the benefit of the Senior Interest Holders); and (y) the Originator hereby irrevocably agrees that the Senior Agent, in the name of the Originator or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such proceeding with respect to any and all claims of the Originator relating to the Junior Liabilities, in each case until the Senior Interests shall have been paid and performed in full and in cash.

               (c In the event that the Originator receives any payment or other distribution of any kind or character from the Initial Purchaser or from any other source whatsoever, in respect of the Junior Liabilities, other than as expressly permitted by the terms of this Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the Originator to the Senior Agent (for the benefit of the Senior Interest Holders) forthwith until the Senior Interests have been paid in full. All payments and distributions received by the Senior Agent in respect of this Note, to the extent received in or converted into cash, may be applied by the Senior Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all reasonable expenses (including, without limitation, reasonable attorneys' fees and other legal expenses) paid or incurred by the Senior Agent or the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and any balance thereof shall, solely as between the Originator and the Senior Interest Holders, be applied by the Senior Agent toward the payment of the Senior Interests in a manner determined by the Senior Agent to be in accordance with the Receivables Purchase Agreement; but as between the Initial Purchaser and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests.

               (d Upon the final payment in full and in cash of all Senior Interests, the Originator shall be subrogated to the rights of the Senior Interest Holders to receive payments or distributions from the Initial Purchaser that are applicable to the Senior Interests until the Junior Liabilities are paid in full.

                (e These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Originator, on the one hand, and the Senior

        Interest Holders, on the other hand. Nothing contained in the Subordination Provisions or elsewhere in this Note is intended to or shall impair, as between the Initial Purchaser, its creditors (other than the Senior Interest Holders) and the Originator, the Initial Purchaser's obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof and of the Purchase and Sale Agreement or to affect the relative rights of the Originator and creditors of the Initial Purchaser (other than the Senior Interest Holders).

               (f The Originator shall not, until the Senior Interests have been finally paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Initial Purchaser, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, the Junior Liabilities, or any rights in respect thereof or (ii) convert the Junior Liabilities into an equity interest in the Initial Purchaser, unless, in the case of each of clauses (i) and (ii) above, the Originator shall have received the prior written consent of the Administrator in each case.

               (g The Originator shall not, without the advance written consent of the Administrator, commence, or join with any other Person in commencing, any proceedings related to an Event of Bankruptcy with respect to the Initial Purchaser until at least one year and one day shall have passed since the Senior Interests shall have been finally paid and performed in full and in cash.

               (h If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with any Event of Bankruptcy or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

               (i Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Originator, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

               (j The Originator hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders;
        (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon the Senior Interests, or any thereof, or any security therefor.

               (k These Subordination Provisions constitute a continuing offer from the Initial Purchaser to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrator may proceed to enforce such provisions on behalf of each of such Persons.

        8. Amendments, Etc. No failure or delay on the part of the Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by the Initial Purchaser and the Originator, and (b) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

        9. Limitation on Interest. Notwithstanding anything in this Note to the contrary, the Initial Purchaser shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum interest rate that may be contracted for, charged or received without violating applicable federal or state law.

        10. No Negotiation. This Note is not negotiable.

        11. GOVERNING LAW. THIS NOTE SHALL GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

        12. Captions. Paragraph captions used in this Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Note.

        IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer thereunto duly authorized on the date first above written.



                                            MAXTOR RECEIVABLES
                                            CORPORATION


                                            By:
                                               ------------------------------
                                            Title:
                                                  ---------------------------

                                                                       EXHIBIT C
                                                         FORM OF ORIGINATOR NOTE



                                   DEMAND NOTE

                                                                   July 31, 1998


        The undersigned, [NAME OF ORIGINATOR], a ___________________ corporation (the "Originator"), for value received, promises to pay to the order of MAXTOR RECEIVABLES CORPORATION, a California corporation (the "Initial Purchaser"), ON DEMAND, the aggregate unpaid principal amount of all loans made by the Initial Purchaser to the Originator (the "Originator Loans") together with accrued interest on such amounts from time to time outstanding hereunder at the rate provided below. Such amounts as shown in the records of the Servicer (as such term is defined in the Purchase and Sale Agreement referred to below) will be rebuttable presumptive evidence of the principal amount owing under this Demand Note.

        The unpaid principal amount of each Originator Loan from time to time outstanding shall bear interest (which also shall be payable ON DEMAND) from (and including) the date on which such Originator Loan was made to (but excluding) the date on which such Originator Loan is paid in full (a) prior to the final payment in full and in cash of the Senior Interests (as such term is defined in the Initial Purchaser Note), at a variable rate per annum equal to the Earned Discount Rate Percentage, determined as of the then most recent Payment Date, and (b) after such final payment, at a variable rate per annum equal to the Alternative Base Rate, as determined by the Servicer. Interest hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

        This Demand Note is an Originator Note described in, and is subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement, dated as of July 31, 1998 (as the same may at any time be amended, supplemented, or otherwise modified from time to time in accordance with its terms, the "Purchase and Sale Agreement"), between the Initial Purchaser and the Originator. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Initial Purchaser. All capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Purchase and Sale Agreement.

        All payments of principal and interest hereunder are to be made in lawful money of the United States of America in same day funds to the account designated from time to time by the Servicer to the Initial Purchaser.

        In addition to and not in limitation of the foregoing, the Originator further agrees, subject to any limitation imposed by applicable law, to pay all expenses, including without limitation reasonable attorney fees, incurred by the holder of this Demand Note in seeking to collect any amounts payable hereunder which are not paid when due.

        No failure or delay on the part of the Initial Purchaser or any other holder of this Demand Note in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Originator shall entitle it to any notice or demand in similar or other circumstances. No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the holder hereof and (ii) all consents required for such action under the Transaction Documents shall have been given by the appropriate Persons.

        Upon the occurrence of any Event of Bankruptcy with respect to the Originator, the principal balance hereof and all interest accrued hereon shall be immediately due and payable, without demand, presentment, protest or notice of dishonor.

        Notwithstanding anything in this Demand Note to the contrary, the Originator shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law.

        THIS DEMAND NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                                            [NAME OF ORIGINATOR]


                                            By:
                                               ------------------------------
                                            Title:
                                                  ---------------------------

PAY TO THE ORDER OF Fleet National Bank, as Administrator, pursuant to that certain Receivables Purchase Agreement dated as of July 31, 1998, as the same may be further amended, supplemented, or otherwise modified from time to time.



                                            MAXTOR RECEIVABLES CORPORATION


                                            By:
                                               ------------------------------
                                            Title:
                                                  ---------------------------